Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA REPORTS FINANCIAL RESULTS FOR

FIRST QUARTER 2007

Poway, CA, May 2, 2007 — ALDILA, INC. (NASDAQ:NMS:ALDA) announced today net sales of $20.7 million and net income of $2.7 million ($0.48 fully diluted per share) for the three months ended March 31, 2007.  In the comparable 2006 first quarter, the Company had net sales of $20.8 million and net income of $4.3 million ($0.78 fully diluted per share).

“Our first quarter of 2006 was the highest sales quarter of our NV™ shaft product line and as such, created a very high benchmark for 2007 performance comparison,” said Mr. Peter R. Mathewson, Chairman of the Board and CEO.  “Our golf shaft sales declined 4% in the first quarter of 2007 versus the first quarter of 2006.  The average selling price of golf shafts decreased by 5% quarter on quarter on a 1% increase in unit sales.  Branded golf shaft sales decreased 19% and co-branded golf shaft sales increased 5% versus the first quarter of 2006 and together represented 53% of our golf shaft sales in the current quarter as compared to 57% in the comparable quarter of last year.  The average selling prices of branded and co-branded shafts were 7% and 1% lower, respectively, in the first quarter of 2007 compared to the first quarter of 2006,” Mr. Mathewson said.

“While our revenues were strong in the quarter, our margins suffered from our shaft mix, higher material costs and start-up cost of our new Vietnam factory that is operating but not yet contributing meaningful production.  We are seeing an increasingly competitive environment as the worldwide shortage of carbon fiber eases.  We believe our competitors are no longer seeing the shortage of carbon fiber material that benefited us over the last couple of years.  Our gross profit declined by $2.5 million in the first quarter of 2007 to $7.2 million from $9.7 million in the first quarter of 2006.  Lower gross margin in the first quarter of 2007 of 35% versus 47% in the first quarter of 2006 resulted from competitive pricing pressure in the golf shaft market, the shift in mix to less branded products, higher material and manufacturing costs, and lower absorption of United States golf manufacturing costs.  Operating margins were affected by increases in cost related to SOX compliance and other accounting expenses, higher audit fees and administrative cost at our Vietnam facility as compared to the first quarter of 2006.  In the first quarter of 2007 the Company did not repurchase any shares under its current Stock Repurchase Plan.  The Company’s backlog of sales orders of $9.5 million at March 31, 2007 was lower than the $12.3 million reported at March 31, 2006.  Our cash balance was $18.1 million at the end of our first quarter in 2007 which was up $2.9 million from year end 2006 after supporting $2.3 million in capital expenditures,” Mr. Mathewson said.

“It has been an incredible start for Aldila on Tour in 2007.  Players using Aldila shafts have won eight of the first seventeen events on the PGA Tour and have won five of seven events on the Nationwide Tour.  Aldila shafts were used by the winner of The Masters as well as the winner of the World Golf Championship-Accenture Match Play Championship; two of the year’s first limited field events for the world’s top players.  The Aldila VS Proto™ and NV™ continue to be the top wood shaft series on both the PGA Tour and Nationwide Tour in 2007.  The PGA Tour is the ultimate proving ground for new golf shaft technology and Aldila’s new product prototypes are being well received on Tour.  In fact, the winner of the recent Verizon Heritage, a PGA Tour event, won with a prototype of our soon to be released Aldila MOI Proto shaft,” Mr. Mathewson said.

“Our Vietnam factory has begun operations and will ramp up its production during the remainder of the year and will take on significant production in 2008.  With this new state of the art factory we believe we are set with enough Asian capacity to allow us opportunities to grow our unit sales long term,” said Mr. Mathewson.

“We have elected to discontinue our hockey operation in the third quarter of this year and have notified our customer of this decision.  We are working to finish our remaining orders over the next few months and then cease operations.  We do not expect this decision to have a material impact on our business,” Mr. Mathewson said.

“Our composite material business continues to thrive with a sales increase of 34% over the comparable quarter last year and represented 14% of consolidated sales for the first quarter of 2007,” said Mr. Mathewson.

“Carbon Fiber Technology LLC (“CFT”), our joint venture carbon fiber facility, ran well during the quarter,” Mr. Mathewson said.

Aldila will host a conference call at 5 p.m. Eastern time, on Wednesday, May 2, 2007, with Peter R. Mathewson, Chairman and CEO and Robert J. Cierzan, Chief Financial Officer, to review Aldila’s 2007 first quarter financial results.  For telephone access to the conference call dial 888-693-3477 or 973-582-2710 for international calls and request connection to the Aldila conference call.  Conference ID# is 8756499.  A live web cast of the conference call can be accessed on the Aldila web site at http://www.aldila.com.  An archive of the web cast will be available through our web site for 90 days following the conference call.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Such forward-looking statements include, but are not limited to, implications concerning the acceptance of the NV™ shaft and that its success will continue to attract new customer accounts.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on

Form 10-K for the year ended December 31, 2006, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K.  The forward-looking statements in this press release are particularly subject to the risks that:

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our product offerings, including the Aldila NV™ shaft line and product offerings outside the golf industry, will not continue to achieve success with consumers or OEM customers;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  CFT will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture;

•                  the Company will not be able to acquire adequate supplies of carbon fiber, other than that being produced at CFT, at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished product to meet customer demand.

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For additional information about Aldila, Inc., please go to the Company’s web site at www.aldila.com.

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands, except share data)

	March 31,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$18,088	$15,182
Restricted cash	1,627	1,444
Accounts receivable	9,886	8,862
Income taxes receivable	304	1,237
Inventories	12,677	13,691
Deferred tax assets	1,383	1,360
Prepaid expenses and other current assets	667	795
Total current assets	44,632	42,571

PROPERTY, PLANT AND EQUIPMENT	10,755	8,794

INVESTMENT IN JOINT VENTURE	3,195	3,091

DEFERRED TAXES	1,144	1,144

OTHER NON-CURRENT ASSETS	299	296

TOTAL ASSETS	$60,025	$55,896

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,249	$4,479
Dividends payable	830	—
Accrued expenses	1,911	2,042
Other current liability	137	—
Total current liabilities	8,127	6,521

LONG-TERM LIABILITIES:
Deferred rent and other long-term liabilities	679	49
Total liabilities	8,806	6,570

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 5,529,250 shares as of March 31, 2007 and 5,524,250 shares as of December 31, 2006	55	55
Additional paid-in capital	49,981	49,903
Accumulated earnings (deficit)	1,183	(632)
Total stockholders’ equity	51,219	49,326

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,025	$55,896

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three months ended
	March 31,
	2007	2006

NET SALES	$20,662	$20,770
COST OF SALES	13,472	11,102
Gross profit	7,190	9,668

SELLING, GENERAL AND ADMINISTRATIVE	3,372	2,861
Operating income	3,818	6,807

OTHER INCOME (EXPENSE):
Interest income	199	158
Other, net	43	(8)
Equity in earnings of joint venture	105	46

INCOME BEFORE INCOME TAXES	4,165	7,003
PROVISION FOR INCOME TAXES	1,470	2,661

NET INCOME	$2,695	$4,342

NET INCOME PER COMMON SHARE	$0.49	$0.80

NET INCOME PER COMMON SHARE, ASSUMING DILUTION	$0.48	$0.78

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,525	5,408

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	5,588	5,545

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)

	Three months ended
	March 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,695	$4,342
Depreciation and amortization	376	292
Stock-based compensation	61	38
Loss on disposal of fixed assets	9	1
Undistributed income of joint venture, net	(104)	(86)
Changes in working capital items, net	2,193	(4,392)
Net cash provided by operating activities	5,230	195

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,341)	(741)
Net cash used for investing activities	(2,341)	(741)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	17	1,433
Net cash provided by financing activities	17	1,433

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,906	887

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	15,182	15,821

CASH AND CASH EQUIVALENTS, END OF PERIOD	$18,088	$16,708